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               [RUBIN BAUM LEVIN CONSTANT & FRIEDMAN LETTERHEAD]



                                     May 28, 1996








Board of Directors
Alfin, Inc.
720 Fifth Avenue
New York, New York 10019

         RE: Registration Statement on Form S-8 with the Securities and Exchange Commission

Ladies and Gentlemen:

         We have acted as counsel to Alfin Inc., a New York corporation (the "Company"), in connection with the preparation by the Company of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), to which this opinion is to be filed as an exhibit. The Registration Statement relates to the issuance by the Company of 1,375,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the exercise of certain stock options (the "Stock Options") and warrants (the "Warrants").

         As counsel to the Company, we have examined such corporate records, documents, agreements, certificates of public officials (as to which we have made no independent investigation) and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.
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RUBIN BAUM LEVIN CONSTANT & FRIEDMAN

Board of Directors
Alfin, Inc.
May 28, 1996
Page 2

          Upon the basis of such examination, we advise you that in our opinion the Shares, if and when issued in accordance with the terms and conditions of the Stock Options and the Warrants, will be legally issued, fully paid and nonassessable.

         We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is solely for your benefit and may not be used, circulated, quoted or otherwise referred to for any purpose except as hereinabove provided, without our express written permission.

                           Very truly yours,


                           RUBIN BAUM LEVIN CONSTANT & FRIEDMAN